FRANCHISEE STOCK PURCHASE AGREEMENT

This Agreement is made as of March 30, 2011, by and among ITEX Corporation, a Nevada corporation (the “Company”), and __________ (the “Purchaser”).

1.0	PURCHASE OF SHARES.

1.1           Purchase. The Purchaser hereby purchases, and the Company hereby sells to the Purchaser, __________ thousand (xxx,000) shares of the Company’s common stock (the “Purchased Shares”) at a purchase price of $4.00 per share, for a total of $_______ (the “Purchase Price”).

1.2           Payment. Concurrently with the execution of this Agreement, the Purchaser shall pay the Purchase Price for the Purchased Shares by delivering to the Company a Secured Promissory Note (the “Note”) payable to the order of the Company in the form attached hereto as Annex A. Purchaser shall also deliver to the Secretary of the Company a duly executed Stock Pledge Agreement in the form attached hereto as Annex B (the “Pledge Agreement”), a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A) and whatever additional documents may be required by the Company as a condition for the purchase.

1.3           Delivery of Certificates. The certificates representing the Purchased Shares purchased hereunder shall be held in escrow by the Secretary of the Company as provided in Section 6 hereof.

2.0	SECURITIES LAW COMPLIANCE.

2.1           No Registration. The Purchased Shares have not been registered under Securities Act of 1933, as amended (the “Securities Act”), and are being issued to Purchaser in reliance upon the exemption from registration provided by Rule 506 of Regulation D or Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering.

2.2           Purchaser Warranties and Representations. Purchaser warrants and represents the following:

(a)	Sophistication. Purchaser has such knowledge and experience in financial and business matters as to make Purchaser capable of evaluating the merits and risks of this investment and of making an informed investment decision with respect to the investment. Purchaser is in a financial position to be able to bear the economic risk of the investment and to hold the Purchased Shares for an indefinite period of time.

(b)	Information. Prior to Purchaser’s acquisition of the Purchased Shares, Purchaser acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire the Purchased Shares. Purchaser has been furnished with the current public information of the Company (including its most recent proxy statement and annual report on Form 10-K, and all subsequent information filed with the Securities and Exchange Commission). Purchaser has had the opportunity to ask questions and receive answers concerning the information he has received about the Purchased Shares.

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(c)	Investment for Own Account. The Purchased Shares are being acquired by Purchaser for investment for his account, not as a nominee or agent, and not with a view to the distribution of any part thereof. Purchaser has no present intention of selling, granting any participation in or otherwise distributing any of the Purchased Shares in a manner contrary to federal or state securities laws, nor does the Purchaser have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Purchased Shares.

(d)	Residency. For purposes of the application of state securities laws, Purchaser is a resident of the state set forth beside his name in the signature block below.

2.3           Restricted Securities. Purchaser hereby confirms that Purchaser has been informed that the Purchased Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Purchased Shares for an indefinite period or until they can be sold under the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws.

2.4           Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with a restrictive legend substantially in the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted securities” as that term is defined in Rule 144 as promulgated under the Act. The securities may not be sold or transferred for value without an effective registration statement under the Act, pursuant to the provisions of Rule 144 under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

3.0	SPECIAL PROVISIONS.

3.1           Stockholder Rights. Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Section 6, subject, however, to the transfer restrictions of Section 4, the provisions of the Pledge Agreement, and the provisions of the Voting Agreement attached hereto as Annex C.

3.2           Security Interest. The Purchased Shares shall be collateral for the Note, and the Purchaser hereby pledges to the Company the Collateral (as defined in the Pledge Agreement) and grants to and creates in favor of the Company a lien upon and security interest in the Collateral, as further provided in the Pledge Agreement.

4.0	TRANSFER RESTRICTIONS.

4.1           Disposition of Shares. Purchaser hereby agrees that Purchaser shall make no disposition of the Purchased Shares (other than a permitted transfer under Section 4.2) unless and until each of the following occur: (i) the Shares to be transferred have been held until the Initial Termination Date (defined in the Voting Agreement), (ii) all principal and interest under the Note has been made in full by Purchaser with respect to the Shares to be transferred, and (iii) Purchaser has complied with the provisions of Section 6 (Right of First Refusal). The Company shall not be required (i) to transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this Section or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

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4.2           Permitted Transfers. These restrictions on transfer, however, shall not be applicable provided the Purchaser receives prior written consent from the Company to (i) a gratuitous transfer of the Purchased Shares made to the Purchaser’s spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Purchaser or the Purchaser’s spouse or issue, (ii) a transfer of title to the Purchased Shares effected pursuant to the Purchaser’s will or the laws of intestate succession or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Purchaser in connection with the acquisition of the Purchased Shares.

4.3           Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in Section 4.2 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Company’s First Refusal Right granted hereunder, as well as the provisions of the Pledge Agreement and the Voting Agreement, to the same extent such shares would be so subject if retained by the Purchaser.

4.4           Definition of Owner. For purposes of Sections 5 and 6 of this Agreement, the term “Owner” shall include the Purchaser and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Purchaser in accordance with Section 4.2.

5.0	RIGHT OF FIRST REFUSAL.

5.1           Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale or other transfer of the Shares. For purposes of this Section 5, the term “transfer” shall include any assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under Section 4.2.

5.2           Notice of Intended Disposition. In the event the Owner desires to sell the Shares in the public market or accept a bona fide third-party offer for any or all of the Purchased Shares (the shares subject to such proposed sale or offer to be hereinafter called, solely for the purposes of this Section, the “Target Shares”), Owner shall promptly (i) deliver to the Secretary of the Company written notice (the “Disposition Notice”) of the proposed sale or offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares would not be in contravention of the provisions set forth in Sections 2, 3 and 4.1 of this Agreement.

5.3           Exercise of Right. The Company (or its assignees) shall, for a period of five (5) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the “Exercise Notice”) delivered to Owner prior to the expiration of the five (5) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Section 6, the certificates for such shares shall automatically be released from escrow and surrendered to the Company for cancellation. The Target Shares so purchased shall thereupon be canceled and cease to be issued and outstanding shares of the Company’s common stock.

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5.4           Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within five (5) days following the date of the Company’s receipt of the Disposition Notice, Owner shall have the right to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; provided however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 2 and 4.1 of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Section 6, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement (including the Company’s First Refusal Right hereunder).

5.5           Re-capitalization. In the event of any stock dividend, stock split, re-capitalization or other transaction affecting the Company’s outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Company’s First Refusal Right hereunder, but only to the extent the Purchased Shares are at that time covered by such right.

5.6           Corporate Transaction.

(a)	In the event of any of the following transactions or a related series of transactions in which one of the following occurs (a “Corporate Transaction”):

(i)	a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated;

(ii)	the sale, transfer or other disposition of fifty percent (50%) or more of the assets of the Company;

(iii)	any merger, consolidation or other business combination in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(iv)	the issuance of securities equal to 50% or more of the Company’s issued and outstanding voting securities, determined as a single class, to any individual, firm, partnership or other entity, including a “group” within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934; or

(v)	there is a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership.

then the Company’s First Refusal Right hereunder shall automatically lapse in its entirety upon the consummation of such Corporate Transaction.

5.7          Termination of the First Refusal Right. The First Refusal Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares for which payment of principal and interest under the Note has been made in full by Purchaser (such shares to be hereinafter called the “Fully-Paid Shares”), provided however, the First Refusal Right shall continue in effect and shall not be terminated prior to the Initial Termination Date (defined in the Voting Agreement).

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5.8           Legend. All certificates representing Purchased Shares subject to the Right of First Refusal shall be endorsed with a legend substantially in the following form:

The shares represented by this certificate are subject to certain restrictions contained in a Franchisee Stock Purchase Agreement, a Stock Pledge Agreement and a Voting Agreement each dated as of March 30, 2011, copies of which are on file at the principal office of the Company. Any transfer of shares in violation of the provisions of these Agreements will be void and without legal effect.

6.0	ESCROW

6.1           Deposit. Upon issuance, the certificates for the Purchased Shares shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of the Pledge Agreement and this Section 6. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with this Section.

6.2           Re-capitalization. All regular and special cash dividends on the Purchased Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, re-capitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately delivered to the Secretary of the Company to be held in escrow under this Section 6, but only to the extent the Purchased Shares are at the time subject to the escrow requirements.

6.3           Release, Surrender. The Purchased Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the terms and conditions of the Pledge Agreement in addition to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

(a)	Should the Company elect to exercise its First Refusal Right under Section 5 with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities issued with respect thereto) shall, concurrently with the payment of the purchase price for such Target Shares to the Owner, be surrendered to the Company for cancellation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

(b)	Should the Company elect not to exercise its First Refusal Right under Section 5 with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities issued with respect thereto) shall be surrendered to the Owner for disposition according to the provisions of Section 5.4.

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(c)	So long as no Event of Default (as such term is defined in the Note) exists under the Note, as the interest of the Purchaser in the Purchased Shares (or any other assets or securities issued with respect thereto) increases in proportion to the portion of the Fully-Paid Shares, the certificates for such Fully-Paid Shares (as well as all other assets and securities associated therewith) shall be released from escrow upon request of the Owner and delivered to the Owner in accordance with the following schedule:

(i)	the initial release of Fully-Paid Shares (or other fully-paid assets and securities) from escrow shall be effected within thirty (30) days following the Initial Termination Date (as defined in the Voting Agreement).

(ii)	Subsequent releases of Fully-Paid Shares (or other fully-paid assets and securities) from escrow shall be effected at annual intervals thereafter, with the first such annual release to occur twelve (12) months after the Initial Termination Date.

(d)	All Purchased Shares (or other assets or securities) released from escrow in accordance with the provisions of subparagraph (c) above shall nevertheless remain subject to the Company’s First Refusal Right under Section 5 until such right lapses pursuant to Section 5.7, together with the provisions of the Voting Agreement.

7.0	GENERAL PROVISIONS.

7.1           Assignment. Shareholder may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company. The Company may assign its First Refusal Right under Section 5, without the consent of Purchaser, to any person or entity selected by the Company’s Board of Directors, including (without limitation) one or more stockholders of the Company.

7.2           No Employment or Service Contract. Nothing in this Agreement shall confer upon the Purchaser any right to continue in the service of the Company or be a Service Provider to the Company (or any parent or subsidiary corporation of the Company contracting with, employing or retaining Purchaser) for any period of time or interfere with or restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company contracting with, employing or retaining Purchaser) or the Purchaser, which rights are hereby expressly reserved by each, to terminate the Service Provider status of Purchaser at any time for any reason whatsoever, with or without cause. For purposes of this Agreement, Purchaser shall be deemed to be a “Service Provider” to the Company for so long as the Purchaser owns, operates or manages an ITEX franchise.

7.3           Notices. Any notice required in connection with (i) the Repurchase Right, the First Refusal Right or the Voting Agreement, or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and delivered in person, transmitted by facsimile, delivered via overnight courier or sent by registered or certified mail, postage prepaid and return receipt requested, to the parties at their respective addresses and facsimile numbers, or to such other address/number as a party may subsequently specify in writing. Notice shall be deemed effective upon the earlier of actual receipt, which if by facsimile shall be deemed conclusively determined by electronic confirmation of delivery, the next day following deposit with a national commercial delivery service if sent by overnight courier, or the third business day after the date on which said notice was sent by any other method described above.

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7.4           No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Repurchase Rights granted under Section 5, or the failure of the Company (or its assignees) in any instance to exercise the First Refusal Right granted under Section 5, shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

8.0	MISCELLANEOUS PROVISIONS.

8.1           Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Purchaser or the Purchased Shares pursuant to the express provisions of this Agreement.

8.2           Agreement Is Entire Contract. This Agreement, including all exhibits and annexes thereto, constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

This Agreement supersedes all prior or contemporaneous negotiations, discussions or agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement. No amendment to or modification of this Agreement will be binding unless in writing and signed by an authorized representative of each party.

8.3           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, as such laws are applied to contracts entered into and performed in such State.

8.4           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.5           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

ITEX CORPORATION			PURCHASER

By:
Steven White, CEO
Address:

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EXHIBIT A

Assignment Separate from Certificate

FOR VALUE RECEIVED, and pursuant to that certain Franchisee Stock Purchase Agreement (the “Agreement”), together with the Stock Pledge Agreement attached thereto as Annex B (the “Pledge Agreement”), each dated as of March 30, 2011, the undersigned does hereby sell, assign and transfer to ITEX CORPORATION, a Nevada corporation (the “Company”), _____________ ( _____________) shares of the common stock of the Company, represented by Certificate No. ____ standing in the name of the undersigned on the books of said Company.

The undersigned does hereby irrevocably constitute and appoint the Secretary of the Company and/or its transfer agent, OTR, Inc., as attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement and the Pledge Agreement, in connection with the forfeiture or repurchase of shares of common stock of the Company issued to the undersigned pursuant to the Agreement.

Dated: ________________________

Signature
, Owner

Signature
, Joint Owner

IMPORTANT – read carefully

The signature(s) provided on this assignment must correspond with the name(s) as written on the face of the certificate(s) in every way.

Annex A

SECURED PROMISSORY NOTE

$___________	March 30, 2011

FOR VALUE RECEIVED, __________________, a resident of ___, ___ (the “Purchaser”), hereby unconditionally promises to pay to ITEX Corporation, a Nevada corporation, or its registered assigns (the “Company”) in lawful money of the United States of America and in immediately available funds at Bellevue, WA or such other place it designates, the principal amount of __________ Thousand Dollars ($xx,xxx) together with interest at the rate of 2.44% per annum (the “applicable federal rate” in effect on the date hereof for loans of such maturity) from the date of this Note on the outstanding principal amount hereof accruing until all principal and interest has been paid, payable as follows: ___________ Dollars ($______) will be withheld twice each four-week billing Cycle from payments the Company is required to make to the Purchaser under its Franchise Agreement, for a payment of $_____.00 every two weeks and a total payment of $_____.00 each Cycle (“Cycle Payment”), except as provided below.

For purposes of this Secured Promissory Note (the “Note”), “Cycle” means the four-week business cycle of ITEX Corporation. Each ITEX fiscal year is divided into 13 Cycles.

Payments to the Company will commence on May 12, 2011. In the event that a payment during any Cycle is insufficient to pay the installment then due, the Purchaser will make up any difference by making payment in the form of a check or wire transfer to the Company.

This Note is being executed and delivered for payment for the Purchased Shares pursuant to and in accordance with the terms and conditions of the Franchisee Stock Purchase Agreement (the “Purchase Agreement”), dated as of March 30, 2011 between Purchaser and the Company, and is subject to the terms and conditions of the Agreement, which is, by this reference, incorporated herein and made a part hereof. Capitalized terms used but not otherwise defined in this Note have the respective meanings given to such terms in the Purchase Agreement.

1.          Principal. The entire unpaid principal amount of this Note shall be paid on or before March 30, 2017 (the “Maturity Date”). Promptly following the payment in full of this Note, the Company shall surrender this Note to the Purchaser for cancellation.

2.          Payments. All payments of principal and interest to be made by the Purchaser in respect of this Note shall be either: (a) withheld from payments the Company is required to make to the Purchaser under its Franchise Agreement; or (b) made in U.S. dollars by wire transfer to an account designated by the Company by written notice to the Purchaser or (c) made by certified or official bank check payable to the order of the Company and delivered to the principal office of the Company or such other address that the Company provides to the Purchaser, not later than 12:00 p.m. Pacific Standard Time on the due date. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day (as defined below), such due date shall be extended to the next succeeding Business Day. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Purchaser may prepay this Note in whole or in part prior to the Maturity Date. On the Maturity Date the remaining principal balance will be paid, together with any unpaid interest.

3.          Collateral. Collateral has been given for the payment of this Note as described in the Stock Pledge Agreement (the “Pledge Agreement”) of even date between the Company and the Purchaser. The term “Collateral” as used herein, has the meaning given to it in the Pledge Agreement. The term “Liabilities” as used herein, shall mean all obligations of the Purchaser under this Note. To secure the payment of this Note and all other Liabilities, the Purchaser has pledged and assigned to the Company the Collateral and granted to and created in favor of the Company a lien upon and security interest in the Collateral.

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4.          Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reasons for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

4.1.          in the event that payment is not made by the Purchaser within 10 days of the due date of any payment due pursuant to this Note or upon any default by the Purchaser on any payment any of the other Notes (as defined below);

4.2.          any material breach by the Purchaser of any term, condition, obligation, covenant, representation or warranty contained in this Note, the Purchase Agreement, Franchise Agreement, or Purchaser’s Independent Licensed Broker Agreement;

4.3.          the Purchaser (or the Purchaser’s ITEX franchise) pursuant to or within the meaning of Bankruptcy Law (as defined below): (i) commences a voluntary case for relief from its creditors; (ii) consents to the entry of an order for relief against it in an involuntary case for relief from its creditors; (iii) consents to the appointment of a custodian of the Purchaser or for any, all or substantially all of the property of the Purchaser; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability generally to pay its debts as they become due;

4.4.          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Purchaser (or the Purchaser’s ITEX franchise) in an involuntary case; (ii) appoints a custodian of the Purchaser (or the Purchaser’s ITEX franchise) or for any, all or substantially all of the property of the Purchaser (or the Purchaser’s ITEX franchise); or (iii) orders the liquidation of the Purchaser (or the Purchaser’s ITEX franchise);

4.5.          the commencement of any proceeding or the filing of a petition by or against the Purchaser (or the Purchaser’s ITEX franchise) under any Bankruptcy Law for liquidation, reorganization or adjustment of debts or for the modification or adjustment of the rights of creditors;

4.6           any material levy, seizure or attachment of any property of the Purchaser (or the Purchaser’s ITEX franchise);

4.7.          the Purchaser (or the Purchaser’s ITEX franchise) is generally not paying its debts as they become due;

4.8.          the dissolution, consolidation, merger or transfer of a substantial part of the property of the Purchaser (or the Purchaser’s ITEX franchise);

4.9.          the Purchaser (or the Purchaser’s ITEX franchise) ceases or threatens to cease to carry on all or a substantial part of its business;

4.10.        the Purchaser (or the Purchaser’s ITEX franchise) is in breach of any material term, condition, obligation, covenant, representation or warranty under any other material agreement to which the Purchaser (or the Purchaser’s ITEX franchise) is a party;

4.11.        the Purchaser (or the Purchaser’s ITEX franchise) is in default of, or materially breached the terms of, any of its indebtedness;

4.12.        the Purchaser (or the Purchaser’s ITEX franchise) is sued by any of its existing or previous shareholders, directors or officers; or

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4.13.       the Purchaser (or the Purchaser’s ITEX franchise) sues the Company or is sued by the Company for any reason.

5.          Acceleration of Note. If an Event of Default occurs and is continuing, then and in every such case the Company may declare the outstanding principal amount and accrued interest of this Note to be due and payable immediately, by a notice in writing to the Purchaser, and upon any such declaration such principal shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default referenced in Section 4.3 or 4.4 occurs, the outstanding principal amount and accrued interest of this Note shall automatically become due and payable immediately without any declaration or other action on the part of the Company all of which are hereby expressly waived by the Purchaser. At any time after the outstanding principal amount and accrued interest of this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Company, by written notice to the Purchaser, may rescind and annul any acceleration and its consequences.

6.           Transfer and Sale of Collateral. As set forth in the Pledge Agreement, upon an Event of Default, the Company may realize upon the Collateral or any part thereof, and may sell or otherwise dispose of and deliver the Collateral or any part thereof or interest therein, or transfer to its ownership as much of the Collateral as has a fair market value equal to the amount owed by Purchaser under the Note.

7.          All Notes Equal. This Note may be one of a series of duly authorized Secured Promissory Notes of the Purchaser or an Affiliate of the Purchaser, of like tenor and effect issued pursuant to the Purchase Agreement or another agreement for purchase of common stock of ITEX Corporation, except for variations necessary to express the name of the maker, the principal amount of each Note, and the date of issue (the “Notes”). All such Notes shall rank equally, without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any and all of the Notes shall be applied ratably and proportionately to all outstanding Notes on the basis of the principal amount of outstanding indebtedness represented thereby.

8.          Priority. This Note shall not be subordinate or junior to any of the Purchaser’s obligations incurred prior to or after the date of this Note, except as required or permitted by law or as otherwise agreed to by the Company.

9.          Definitions. The following terms shall have the meanings set forth below:

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law or the law of any other jurisdiction for the relief of debtors.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Washington are authorized or obligated to close.

10.         Successors. All agreements of the Purchaser in this Note shall bind its successors and permitted assigns. This Note shall inure to the benefit of the Company and its successors and permitted assigns. This Note may be transferred by the Company at any time without the consent of the Purchaser, subject to compliance with applicable federal and state securities laws. The Company shall give prior written notice to the Purchaser of any transfer of this Note.

11.        Delegation. The Purchaser shall not delegate or assign any of its obligations hereunder without the prior written consent of Company.

12.        Waivers. The Purchaser waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of non-payment of this Note. The Company shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and expressly stated as such and signed by the Company and then only to the extent specifically set forth in the writing. A waiver of one event shall not be construed as continuing or a bar to or wavier of any right or remedy to a subsequent event.

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13.         Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by facsimile) at the Section entitled “Notices” specified in the Purchase Agreement; or, as to either the Purchaser or the Company, at such other address as shall be designated by such party in a notice to the other party, and shall be deemed effective in accordance with the provisions of the Purchase Agreement.

14.         Amendments, Waivers or Termination. Any term of this Note may be amended or waived only with the written consent of the Purchaser and the Company. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and each transferee of this Note and the Purchaser.

15.         Governing Law. This Note and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the Purchaser has caused this Note to be signed by its duly authorized officer as of the date set forth above.

THE PURCHASER:

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Annex B

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement is made as of March 30, 2011, by and among ITEX Corporation, a Nevada corporation (the “Company”), and __________ (the “Purchaser”).

RECITALS

A.           The Company is making a loan to Purchaser pursuant to that certain Franchisee Stock Purchase Agreement (the “Purchase Agreement”) and Secured Promissory Note (the “Note”) of even date, between the Purchaser, as borrower, and the Company, as lender. Capitalized terms used but not otherwise defined in this Stock Pledge Agreement have the respective meanings given to such terms in the Purchase Agreement.

B.           The Purchaser, pursuant to the Purchase Agreement, desires to grant to the Company a perfected security interest in the Collateral (as defined below) to secure payment of the Note. If amounts owed under the Note are not repaid, Purchaser has agreed that the Company can take the Collateral and sell it as described below.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.0        Grant of Security Interest; Pledge of Collateral. To secure the payment of the Note and the Liabilities, the Purchaser hereby pledges and assigns to the Company the Collateral and grants to and creates in favor of the Company a lien upon and a continuing security interest in the Collateral. The term “Collateral,” as used herein, shall mean: (i) certificates representing the __________ thousand (xxx,000) Purchased Shares which are deposited in escrow pursuant to the Purchase Agreement, together with the Assignment Separate from Certificate duly executed in blank (in the form of Exhibit A to the Purchase Agreement), and (ii) any and all dividends, distributions and other rights on or with respect to, and substitutions for and proceeds of, any of the foregoing. Any proceeds from the sale of Collateral are also part of the Collateral. Purchaser hereby agrees to execute all documents and take any other actions reasonably requested by the Company in order to perfect the security interest contemplated hereby.

2.0        Voting Rights; Dividends. During the term of this Stock Pledge Agreement and as long as no Event of Default (as such term is defined in the Note) under the Note shall have occurred and be continuing:

(a)          Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, subject to the terms of this Stock Pledge Agreement, the Purchase Agreement, the Note, and the Voting Agreement (collectively, the “Transaction Documents”)

(b)          Purchaser (or any successor in interest) shall be entitled to receive and retain any cash dividends on the Purchased Shares. However, in the event of any stock dividend, stock split, re-capitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately delivered to the Secretary of the Company to be held in escrow under Section 6 of the Purchase Agreement as Collateral, and shall be, if received by Purchaser, received in trust for the benefit of the Company, segregated from the other property or funds of Purchaser, and forthwith delivered to the Company as Collateral in the same form as so received (with any necessary endorsement);

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(c)          Purchaser shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the company may reasonably request for the purpose of enabling the Company to exercise those voting and other rights which it is entitled to exercise pursuant to the Voting Agreement; and

(d)          If an Event of Default shall have occurred and be continuing and any amounts shall be due and payable (whether by acceleration, maturity or otherwise) under any of the Liabilities, all rights of Purchaser to exercise the voting and other consensual rights with respect to the Collateral which it would otherwise be entitled to exercise pursuant to the Purchase Agreement or this Section 2 shall, at the Company’s option, cease, and all such rights shall, at the Company’s option, thereupon become vested in the Company so long as an Event of Default shall continue, and the Company shall, at its option, thereupon have the sole right, but no obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest payments and any new, substituted or additional securities or other property which is distributed with respect to the Collateral.

3.0           Representations and Warranties. Purchaser warrants and represents that:

(a)          Other than as set forth in the Transaction Documents, there are no restrictions upon the transfer of any of the Collateral and Purchaser has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third parties;

(b)          Other than as set forth in the Transaction Documents, all of the Collateral is and shall remain free from all liens, claims, encumbrances and purchase money or other security interests. Purchaser shall not, without the Company’s prior written consent, sell or otherwise dispose of any or all of the Collateral until all amounts owed to the Company under the Note are paid;

(c)          This Stock Pledge Agreement, and the delivery to the Company of the Collateral, creates a valid, perfected and first priority security interest in the Collateral in favor of the Company, and all actions necessary or desirable to such perfection have been duly taken. Purchaser is using the money loaned by the Company to purchase the Collateral, so that the Company has a “purchase money security interest” in the Collateral;

(d)          No authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the: (i) grant by Purchaser of the security interest granted hereby or for the execution, delivery or performance of this Stock Pledge Agreement by Purchaser; (ii) perfection of, or exercise by, the Company of its rights and remedies hereunder (except as may have been taken by or at the direction of Purchaser or as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally); or (iii) exercise by the Company of the voting or other rights provided for in this Stock Pledge Agreement or the remedies in respect of the Collateral pursuant to this Stock Pledge Agreement (except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally);

(e)          Other than as set forth in the Transaction Documents, there are no existing agreements with respect to the Collateral between Purchaser and any other person or entity.

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4.0          Charges against Collateral. Purchaser will pay as they become due all taxes or other liens or claims which may become a charge against the Collateral. Subject to Section 9-207 (RCW 62A.9A-207) of the Washington Uniform Commercial Code (the “UCC”), the Company shall have no duty with respect to the Collateral. Without limiting the generality of the foregoing, the Company shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties or to exercise any rights represented thereby; provided, however, that the Company may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the sole account of Purchaser.

5.0           Remedies Upon Default.

5.1           Upon the occurrence of an Event of Default, the Company shall give Purchaser five (5) Business Days written notice of its intent to sell or purchase the Collateral. If the default has not been cured within the 5-day notice period, the Company may, without demand of performance or other demand, and without notice, advertisement, hearing or process of law of any kind, realize upon the Collateral or any part thereof, and may sell or otherwise dispose of and deliver the Collateral or any part thereof or interest therein, in one or more parcels at public or private sale or sales at such price and upon such terms as it may deem best, for cash or credit. Any purchaser shall take the Collateral free of any right or claims in Purchaser, which rights or claims are hereby expressly waived and released.

5.2           The right is expressly granted to the Company at and after an Event of Default to transfer into the Company’s name, or in the name of a designee or nominee, any Collateral in the form of securities pledged hereunder and to exercise, at its option, all of the rights of a registered owner with respect thereto, including voting rights, if any, and to require any cash dividends on the Collateral to be delivered to the Company as additional security or applied toward the satisfaction of the Purchaser’s obligation. The parties agree that the Company shall first proceed against the Collateral upon any Event of Default. The sale price of the Collateral shall be the fair market value if the Company chooses to purchase the Collateral for its own account and apply the proceeds of the sale to the satisfaction of the Purchaser’s obligation.

5.3           The Purchaser hereby irrevocably constitutes and appoints the Company and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Purchaser or in the Company’s own name, for the purpose of carrying out the provisions of this Section 5, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this section. The Purchaser hereby acknowledges that any requirement of reasonable notice shall be met if such notice is mailed to Purchaser at the address set forth in the Purchase Agreement at least five (5) Business Days before the time of the sale or disposition. In addition, to the extent permitted by law, Purchaser waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Company’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

5.4           In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Purchaser agrees that upon the occurrence of an Event of Default, the Company may from time to time attempt to sell all or any part of the Stock Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended, and are purchasing for investment only and not for distribution. In so doing, the Company may solicit offers to buy the Collateral, or any part of it for cash, from a limited number of investors deemed by the Company, in its sole discretion, to be responsible parties who might be interested in purchasing the Collateral. If the Company shall solicit such offers from not less than ten (10) such investors, then the acceptance by the Company of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

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5.5        Upon the occurrence of an Event of Default, the Company shall have, in addition to any other rights given by law and the rights against Purchaser hereunder, in the Purchase Agreement, in the other Transaction Documents and in any other documents executed by Purchaser and the Company, all of the rights and remedies with respect to the Collateral of a secured party under the UCC. Any proceeds of any of the Collateral may be applied by the Company to the payment of expenses in connection with the Collateral, free of all rights and claims of the Purchaser therein and thereto, including reasonable attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by the Company toward the payment of the Liabilities. Payment may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Company in the Stock Pledge Agreement, the Note or the Transaction Documents. The remedies of Company shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Company, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

6.0           Adjustments. Purchaser hereby consents and agrees that, from time-to-time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Purchaser, any other security at any time held by or available to the Company of Purchaser for any of the Liabilities, or any other security at any time held by or available to the Company of any other person, firm or corporation secondarily or otherwise liable for any of the Liabilities, may be exchanged, surrendered or released, any of the Liabilities may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, and the Company may fail to take any action with respect to any of such security or may extend further credit to Purchaser, all of the same as the Company may see fit, and Purchaser shall remain bound under this Stock Pledge Agreement notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, release, inaction or extension of further credit.

7.0	GENERAL PROVISIONS.

7.1           Notices. All notices or demands by any party hereto to the other party and relating to this Stock Pledge Agreement shall be made in the manner and to the addresses set forth in the Purchase Agreement.

7.2           Severability. If any provision of this Stock Pledge Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then such provision shall be enforced to the maximum extent permissible and the remainder of this Stock Pledge Agreement shall continue in full force and effect.

7.3           No Waiver. No waiver by the Company (or its assignees) of any breach of this Stock Pledge Agreement shall be a waiver of any preceding or succeeding breach. Any forbearance or failure or delay by the Company in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Company shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Company.

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7.4           Further Assurances. Purchaser hereby agrees to take whatever additional action and execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents and to take all such other action as the Company may reasonably request from time to time in order to carry out the provisions and purposes of this Stock Pledge Agreement.

7.5           Governing Law; Consent to Personal Jurisdiction. This Stock Pledge Agreement will be governed by and construed according to the laws of the State of Washington; as such laws are applied to agreements entered into and to be performed entirely within Washington between Washington residents. Purchaser hereby expressly consents to the personal jurisdiction of the state and federal courts located in King County, Washington in connection with any dispute or claim involving this Agreement. Purchaser waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

7.6           Counterparts. This Stock Pledge Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.7           Successors and Assigns. The provisions of this Stock Pledge Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Stock Pledge Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof, provided however, that Purchaser may not assign this Stock Pledge Agreement or any rights hereunder without the Company’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by the Company shall release Purchaser from its obligations to the Company hereunder.

7.8           Attorneys’ Fees and Costs. Purchaser hereby agrees to pay all reasonable attorney’s fees, costs and expenses which may be incurred by the Company in the enforcement of this Stock Pledge Agreement, whether or not suit is brought, including all reasonable attorney’s fees to be fixed by any arbitrator, trial court, and/or appellate court, in the action and on appeal.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

ITEX CORPORATION			PURCHASER

By:
Steven White, CEO
Address:

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ANNEX C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of March 30, 2011, is by and between ITEX Corporation, a Nevada corporation (the “Company”), and _______________ as a shareholder (or potential shareholder) of the Company (the “Shareholder”).

RECITALS

A.           The Company and Shareholder have entered into a Franchisee Stock Purchase Agreement of even date (the “Purchase Agreement”), pursuant to which the Shareholder will purchase from the Company shares of common stock. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to such terms in the Purchase Agreement.

B.           Concurrently with the execution of the Purchase Agreement, the Company and the Shareholder desire to enter into this Agreement for the purpose of providing certain voting rights with respect to the Purchased Shares.

THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.          VOTING. During the Term of this Agreement, Stockholder agrees to vote all of the Purchased Shares, whether now owned or hereafter acquired or which Stockholder may be empowered to vote (together the “Shares”), from time to time and at all times, in whatever manner shall be necessary at each annual or special meeting of stockholders in which Stockholder is entitled to vote, or pursuant to any written consent of the stockholders, “FOR” and in favor of the following:

(a)	Board Composition. To elect each of those nominees designated by the Board of Directors of the Company to constitute its Board of Directors; and

(b)	Other Matters. For such other proposals as may be recommended by the Board of Directors from time to time.

The Company and Shareholder agree to not take any action inconsistent with the purposes and provisions of this Agreement.

2.          TERM. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate (1) with respect to any portion of the Purchased Shares for which payment has been made (the “Fully-Paid Shares”), the date upon which all payments of principal and interest under the Note have been made by Purchaser for that portion of the Purchased Shares; or (2) with respect to any or all of the Purchased Shares, upon the earlier to occur of (a) the date of any termination of the Note made by amendment or waiver by written consent of both parties; or (b) the occurrence of a Corporate Transaction (as defined in Section 5.7 of the Purchase Agreement). Notwithstanding subsection 2(1) above, or any payment for the Purchased Shares or prepayment of the Note, this Voting Agreement shall continue in effect and shall not be terminated prior to March 31, 2014 (the “Initial Termination Date”).

3.          IRREVOCABLE PROXY. Shareholder shall enter into an Irrevocable Proxy in the form attached hereto as Exhibit A (the “Irrevocable Proxy”) which shall be effective immediately and shall continue in full force and effect through the Initial Termination Date; and shall be effective thereafter from time to time beginning the first date on which an Event of Default occurs or is continuing. “Event of Default” shall have the meaning given to such term in the Note.

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4.           MISCELLANEOUS.

4.1           Representations of Shareholder. Shareholder hereby represents and warrants to the Company that Shareholder has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement that would conflict with the purposes or provisions of this Agreement.

4.2           Legend. In addition to any other legend required by law or agreement, each certificate evidencing shares of the Company’s common stock owned by any party to this Agreement shall be endorsed with a legend substantially in the form set forth in Section 5.8 of the Purchase Agreement.

4.3           Effect on Transferees. Each and every transferee or assignee of the Purchased Shares (other than through public market resales) from Shareholder shall be bound by and subject to the terms and conditions of this Agreement that are applicable to such transferee’s transferor or assignor, and the Company shall require, as a condition precedent to the transfer of any the Purchased Shares, that the transferee agrees in writing to be bound by, and subject to, all the terms and conditions of this Agreement.

4.4           Specific Performance. Shareholder recognizes that the obligations imposed on Shareholder in this Agreement are special, unique and of extraordinary character, and that in the event of breach by Shareholder, damages will be an insufficient remedy; consequently, it is agreed that the Company will be entitled to an injunction to prevent breaches of this Agreement and/or specific performance (in addition to any other remedies in equity or at law) as a remedy for the enforcement hereof, without posting a bond or other security and without proving damages.

4.5           Binding Agreement; Amendment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors or assigns. This Agreement may not be amended or modified in whole or in part at any time except upon the written consent of both Shareholder and the Company.

4.6           Notices. Any notice provided under this Agreement shall be given in writing in the manner provided by the Purchase Agreement.

4.7           Severability; Counterparts. The invalidity of any provision or provisions of the Agreement shall not invalidate or otherwise affect any other provisions of this Agreement, which shall remain in full force and effect. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.8           Choice of Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, as such laws are applied to contracts entered into and performed in such State. Each of the parties to this Agreement hereby consents to personal jurisdiction of the state and federal courts located in King County, Washington having subject matter jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date and year first above written.

ITEX CORPORATION			SHAREHOLDER

By:
Steven White, CEO
Address:

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EXHIBIT A

IRREVOCABLE PROXY

By signing below, for value received, ___________________ (the “Shareholder”) does hereby irrevocably appoint John Wade, Secretary (the “Proxy”) proxy and attorney-in-fact, with full power of substitution, on Shareholder’s behalf and in Shareholder’s name, to represent Shareholder as of and after the Effective Date (as defined below), at all annual and special shareholders meetings (the “Meetings”) of ITEX Corporation, a Nevada corporation (the “Company”), and at any adjournment(s) or postponement(s) thereof, or pursuant to any written consent of the stockholders, and to vote all of the Purchased Shares, whether now owned or hereafter acquired or which Stockholder may be empowered to vote, on all matters that the Shareholder would be entitled to vote if personally present. This proxy will be voted for the Board of Director nominees and recommended proposals in the manner provided by Section 1 of the Voting Agreement (to which this proxy is attached as Exhibit A), and will be voted in the discretion of the Proxy on such other matters as may properly come before the meeting or any adjournment or postponement thereof. This appointment, being coupled with the interest set forth in the Purchase Agreement, Pledge Agreement and Note, is irrevocable and shall continue in full force and effect through the “Initial Termination Date” (defined in the Voting Agreement); and thereafter in accordance with the provisions of the Voting Agreement.

The “Effective Date” of this irrevocable proxy shall be the date of the Voting Agreement.

During the effective term of this irrevocable proxy, the Proxy is hereby granted the right to vote the Purchased Shares electronically or by Internet or telephone, and the Proxy is authorized to receive (and the Company’s transfer agent and/or proxy agent are authorized and instructed to deliver to the Proxy) any Shareholder electronic voting instructions, control numbers, sequence numbers and account validation numbers to enable Internet voting or telephone voting of the Purchased Shares.

This Irrevocable Proxy shall terminate in accordance with the provisions of the Voting Agreement. The Proxy may, at any time or from time to time, terminate this Irrevocable Proxy or waive its right to act on behalf of the Shareholder pursuant to this Irrevocable Proxy for a definite or indefinite period of time, all in the sole and absolute discretion of the Proxy.

Shareholder may not assign any of his, her or its rights or delegate duties under this Irrevocable Proxy without the prior written consent of the Proxy. The Proxy and any assignee of the Proxy hereunder may assign its rights hereunder, without the consent of the Shareholder.

If one or more provisions of this Irrevocable Proxy are held to be unenforceable under applicable law, such provision shall be excluded from this Irrevocable Proxy and the balance of this Irrevocable Proxy shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Irrevocable Proxy shall be construed and enforced in accordance with the federal laws of the United States and the laws of the State of Nevada, without regard to the conflicts of law rules of such state.

IN WITNESS WHEREOF, the Shareholder has executed this Irrevocable Proxy intending to be bound thereby as of March 31, 2011.

SHAREHOLDER:

Address:
(print name)

(signature)	Fax:

Consented and agreed to by spouse (if applicable):	SSN or EIN:

(print name)

(signature)